Exhibit 10.1

[FORM OF INSIDER LETTER AGREEMENT]

August __, 2006

Marathon Acquisition Corp.

623 5th Avenue, 26th Floor

New York, N.Y. 10022

Re:	Marathon Acquisition Corp. Initial Public Offering –
Insider Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Marathon Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The capitalized terms set forth in Schedule 1 hereto are hereby incorporated by reference herein.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote (i) all Insider Shares owned by such person in accordance with the majority of the votes with respect to IPO Shares by the holders thereof and (ii) all Insider IPO Shares owned by the undersigned in favor of the Business Combination. [Section 1(ii) of this letter agreement shall be the only provision in this letter agreement that applies to Marathon Investors, LLC.]

2. If a Transaction Failure occurs, the undersigned shall, as promptly as practicable, take all reasonable actions to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares, and (ii) the Company to dissolve and liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution from the Trust Fund with respect to such person’s Insider Shares, but only such Insider Shares and not with respect to any IPO Shares acquired by the undersigned, and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contract or agreement with the Company. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person’s Insider Shares.

3. [The undersigned further agrees, in the event of a Transaction Failure, to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) actually incurred by the Company as a result or arising out of any claim by any vendor or other party with which the Company has contracted that is owed money by the Company for services rendered or products sold, in each case, to the Company; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Fund; provided, further, however, that the undersigned will only have such indemnification obligation if such vendor or other party with which the Company has contracted has not executed a waiver of its Claims of any kind in or to any distribution from the Trust Fund. The undersigned further agrees to indemnify and hold harmless the Company against any out-of-pocket costs or expenses in excess of the Company’s working capital, as described in the Prospectus, incurred in connection with the dissolution and liquidation of the Company in the event of a Transaction Failure; provided, however, that the amount of such indemnification shall not include any special, indirect or consequential costs, such as litigation, pertaining to such dissolution and liquidation.][This provision applies to Michael S. Gross, the Company’s Chairman, Chief Executive Officer and Secretary, only.]

4. The undersigned shall not, and shall cause any member of such person’s Immediate Family or any affiliate of such person or the undersigned not to, accept any compensation for services rendered to the Company prior to the Business Combination Date; provided, that the undersigned shall be entitled to receive reimbursement from the Company for such person’s out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination as contemplated in the Prospectus; provided, further, that this provision shall not apply to the reimbursement of fees and expenses incurred by the undersigned, or entities affiliated with the undersigned, on behalf of the Company in connection with the IPO, as contemplated in the Prospectus; provided, further, that this provision shall not apply to the payment by the Company of a monthly fee of $7,500 for office space and administrative services, including secretarial support, for a period of up to twenty-four months to Marathon Management, LLC.

5. The undersigned shall not, and shall cause any member of such person’s Immediate Family or any affiliate of such person or the undersigned not to, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s Immediate Family or any affiliate of such person or the undersigned originates a Business Combination other than as expressly stated herein or contemplated in the Prospectus.

6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an unaffiliated, independent investment banking firm, which is a member of the National Association of Securities Dealers, Inc., that the Business Combination is fair to the Company’s stockholders from a financial perspective.

7. The undersigned represents and warrants that (i) the biographical information furnished to the Company regarding the undersigned and included in the Registration Statement is true and accurate in all respects (other than de minimis errors or omissions), and does not omit any material information with respect to the undersigned’s background during the previous five years and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the U.S. Securities Act of 1933, as amended, and (ii) the questionnaire furnished by the undersigned to the Company and the Representative is true and accurate in all respects (other than de minimis errors or omissions), and (iii) the undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

The undersigned represents and warrants that:

(a)	The undersigned is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and

(b)	The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its securityholders or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the dissolution and liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability from any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

Sincerely,

(print name)

Accepted and agreed:

MARATHON ACQUISITION CORP.

By:
Name: Michael S. Gross
Title: Chairman, Chief Executive Officer and Secretary

[Letter Agreement – Company]

Schedule 1

SUPPLEMENTAL DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” (as more fully described in the Registration Statement) shall mean the acquisition by the Company, whether by merger, stock exchange, asset acquisition, reorganization or other similar type of combination, of one or more operating businesses.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO and Marathon Investors, LLC.

“Insider IPO Shares” shall mean all shares of Common Stock of the Company acquired by an Insider in the IPO or subsequent thereto.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, including any shares issued to an Insider in connection therewith, and any shares of Common Stock acquired subsequent thereto by an Insider.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-134078) with the SEC on May 12, 2006, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination within the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination within the twenty-four-month period immediately following the Effective Date.

“Trust Fund” shall mean that certain trust account established with The Bank of New York and in which the Company deposited the “offering and sponsor warrant private placement proceeds to be held in trust”, as described in the Prospectus.